Exhibit 10.66

Monotype Imaging

Dave McCarthy

Vice President/General Manager OEM Sales

2007 Incentive Compensation Plan

Overview

This Incentive Compensation Plan (the “Plan”) is based on revenues for the OEM sales division pursuant to the 2007 budget approved by the Board of Directors of Monotype Imaging Holdings Inc. (the “Company”). Certain payments under the Plan will be made on a quarterly basis and other payments will be made on an annual basis.

Quarterly Payments

1. For 0-100% of budgeted quarterly amounts:

Core technologies:	$[REDACTED]/percentage point

Emerging technologies:	$[REDACTED]/percentage point

2. For more than 100% of budgeted quarterly amounts:

Core technologies:	$[REDACTED]/percentage point (subject to an aggregate annual cap of 120% of the budgeted amounts)

Emerging technologies:	$[REDACTED]/percentage point (subject to an aggregate annual cap of 150% of the budgeted amounts)

Annual Payments

•	$[REDACTED] for 105% of total OEM budget amounts

•	$[REDACTED] for 110% of printer related emerging technologies budget amounts

•	$[REDACTED] for 105% of non-printer related emerging technologies budget amounts

•	$[REDACTED] for [REDACTED] new accounts, with at least [REDACTED] of such accounts relating to emerging technologies

•	$[REDACTED] for objectives related to emerging technologies

Profit Sharing

Mr. McCarthy will be eligible for an additional 401k contribution of 3% of his total eligible 2007 earnings if the Company achieves 100% of 2007 profit target.

Administrative

Disputes

•

The resolution of all disputes concerning such items as sales credits, windfalls, interpretation of the terms of the Plan and actual results will be decided solely by the Board of Directors of the Company, or the Compensation Committee thereof.

Other

•	This Plan may be modified at any time during the year at the discretion of the Company and does not constitute a guarantee of employment.

•

In the event that Mr. McCarthy’s employment with the Company terminates for any reason before the end of any given quarter, any payments under the Plan will be prorated based on the percentage of the quarter Mr. McCarthy was employed by the Company. To be eligible for Profit Sharing and any annual payments under the Plan, Mr. McCarthy must be employed through December 31, 2007.

Approved:		Accepted:

/s/ John Seguin	3/6/07	/s/ Dave McCarthy	3/1/07
	Date		Date